SCHEDULE 14A

(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

Community Bancorp Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

April 19, 2006

Dear Stockholder:

You are cordially invited to attend our Annual Meeting of Stockholders of Community Bancorp Inc. to be held at 10:00 a.m., local time, on Wednesday, May 17, 2006 at the California Center for the Arts, Salon 5, 340 N. Escondido Boulevard, Escondido, California.

At this year’s meeting you will be asked to vote for four persons, Mark N. Baker, Robert H. S. Kirkpatrick, Thomas A. Page and Gary M. Youmans to be elected to the Company’s Board of Directors. The Board of Directors recommends that you vote “for” each of the Nominees.

You will also be asked to vote on any other matters as may properly come before the meeting.

In addition to the formal business, we will report to you on the Company’s and Bank’s 2005 results and our goals as we look forward to 2006 and beyond.

We hope you will be able to attend. However, your shares cannot be voted unless you sign, date and return the enclosed proxy card or attend the annual meeting in person. In addition, you can vote your shares by telephone or on the Internet.

Cordially,

Gary W. Deems	Michael J. Perdue
Chairman of the Board	President and Chief Executive Officer

COMMUNITY BANCORP INC.

900 Canterbury Place, Suite 300

Escondido, California 92025

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE: May 17, 2006, 10:00 A.M., Local Time

PLACE: California Center for the Arts, Salon 5

340 N. Escondido Blvd., Escondido, California

TO THE STOCKHOLDERS OF COMMUNITY BANCORP INC.:

THIS IS TO NOTIFY YOU that pursuant to its Bylaws and the call of its Board of Directors, Community Bancorp Inc. (the “Company”) will hold its 2006 Annual Meeting of Stockholders (the “Meeting”) at the California Center for the Arts, Salon 5, 340 N. Escondido Boulevard, Escondido, California on Wednesday, May 17, 2006 at 10:00 a.m. local time for the purpose of considering and voting on the following matters:

1. Election of Directors.    To elect four (4) Class 2 directors to the Board of Directors of the Company for terms expiring at the 2009 Annual Meeting of Stockholders or until their successors have been elected and have qualified.

2. Other Business.    To transact such other business as may properly come before the Meeting and any adjournment thereof.

You may vote at the Meeting, or any postponement or adjournment of the Meeting, if you were a stockholder of record at the close of business on March 29, 2006.

In connection with nominations for directors, the Company’s Certificate of Incorporation, Section 7(c), provides:

“Nominations for election to the Board of Directors of the corporation may be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Nominations, other than those made by the Board of Directors, shall be made in writing and shall be delivered or mailed to the president of the corporation, not less than 45 days nor more than 90 days prior to any meeting of stockholders called for the election of directors, provided, however, that if less than 45 days’ notice of the meeting is given to stockholders, such nomination shall be mailed or delivered to the president of the corporation not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information: (i) the name and address of each proposed nominee; (ii) the principal occupation of each proposed nominee; (iii) the consent, in writing, of each nominee to serve, if elected; (iv) any other information relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; (v) the name and residence of the notifying stockholder, and (vi) the number of shares of capital stock of the corporation owned by the notifying stockholder. Nominations not made in accordance herewith shall be disregarded by the chairperson of the meeting, and upon his/her instructions, the inspectors of election shall disregard all votes cast for each such nominee.”

IT IS VERY IMPORTANT THAT YOU VOTE. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE, OR VOTE BY TELEPHONE OR INTERNET, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY. IF YOU DO NOT ATTEND THE MEETING, YOU MAY REVOKE THE PROXY PRIOR TO THE TIME IT IS VOTED BY NOTIFYING THE CORPORATE SECRETARY IN WRITING TO THAT EFFECT OR BY FILING A LATER DATED PROXY.

IN ORDER TO FACILITATE THE PROVISION OF ADEQUATE ACCOMMODATIONS, PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING.

By order of the Board of Directors

Richard M. Sanborn Secretary

Dated: April 19, 2006

COMMUNITY BANCORP INC.

PROXY STATEMENT

THE MEETING

Information Concerning the Solicitation

You are receiving this Proxy Statement from Community Bancorp Inc. in connection with the solicitation of proxies by its Board of Directors for use at the Annual Meeting of Stockholders to be held at the California Center for the Arts, 340 N. Escondido Boulevard, Salon 5, Escondido, California on May 17, 2006 at 10:00 a.m. local time (the “Meeting”).

You may vote at the Meeting if you were a stockholder of record on March 29, 2006. There were 6,032,363 shares of the Company’s Common Stock, par value $0.625 each, outstanding and entitled to be voted on such date.

You are entitled to one vote for each share you held on the record date, except that for the election of directors you have cumulative voting rights and you may vote as many votes as equals the number of shares you held multiplied by the number of directors to be elected. You may cast all your votes for a single candidate or distribute such votes among any or all of the candidates as you choose. The proxy holders are given, under the terms of the proxy, discretionary authority to cumulate votes on shares for which they hold a proxy. You may instruct the proxy holders how to vote your common stock by using the toll free telephone number or the Internet voting site listed on the proxy card or by signing, dating and mailing the proxy card in the postage paid envelope we have provided to you. Specific instructions for using the telephone and Internet voting systems are on the proxy card.

You have the power to revoke your proxy prior to its exercise. You may revoke your proxy

•	prior to the Meeting by delivering to the Secretary of the Company either a written instrument revoking the proxy or a duly executed proxy bearing a later date, or

•	by attending and voting at the Meeting.

We recommend that you revoke or amend your instructions in the same way that you initially gave them—that is, by telephone, Internet or in writing. This will help ensure that your shares are voted in the way you have finally determined you wish them to be voted.

The Inspectors of Election for the Meeting will count votes cast by proxy or in person at the Meeting. The Inspectors will treat abstentions and “broker non-votes” (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power under applicable rules of the stock exchange or other self regulatory organization of which the broker or nominee is a member) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions and “broker non-votes” will not be counted as shares voted for purposes of determining the outcome of any matter as may properly come before the Meeting.

Unless otherwise instructed, the proxy holders will vote each valid proxy, which is not revoked,

•	“FOR” the Company’s nominees for the Board of Directors

and, in the proxy holders’ judgment, on such other matters, if any, which may properly come before the Meeting.

The Company will bear the entire cost of preparing, assembling, printing and mailing proxy materials furnished by the Board of Directors to stockholders. The Company will furnish copies of proxy materials to brokerage houses, fiduciaries and custodians to be forwarded to the beneficial owners of the Common Stock. In addition to the solicitation of proxies by use of the mail, some of the officers, directors and regular employees of the Company and Community National Bank (the “Bank”) may (without additional compensation) solicit proxies by telephone or personal interview, the costs of which will be borne by the Company.

Security Ownership of Certain Beneficial Owners and Management

As of March 29, 2006, to the Company’s knowledge, the Company had one beneficial owner of more than five percent of the outstanding shares of the Company’s Common Stock. As of December 31, 2005, the last required annual filing date, Banc Funds Company owned 6.67% of the outstanding shares of the Company’s Common Stock.

Security Ownership of Management

The Company has only one class of shares outstanding, Common Stock.

The next table provides information as of March 29, 2006, concerning the equity ownership of the Company’s directors/nominees, the Company’s and the Bank’s executive officers, and their directors and executive officers as a group:

Name and Address (1) of Beneficial Owner	Relationship with Company/Bank	Amount and Nature of Beneficial Ownership (2)(3)	Percent of Class (3)
Mark N. Baker	Vice Chairman of the Board, Director	83,998[4]	1.4%
Gary W. Deems	Chairman of the Board, Director	111,917[5]	1.9%
Alan L. Douglas	Director	29,375[6]	0.5%
G. Bruce Dunn	Director	175,383[7]	2.9%
Robert H.S. Kirkpatrick	Director	25,372[8]	0.4%
Donald W. Murray	Executive Vice President/ Chief Credit Officer	68,725[9]	1.1%
Philip D. Oberhansley	Director	1,434[10]	0.0%
Thomas A. Page	Director	63,965[11]	1.1%
Michael J. Perdue	President, Chief Executive Officer and Director	86,460[12]	1.4%
Richard M. Sanborn	Executive Vice President/ Chief Administrative Officer	32,084[13]	0.5%
Corey A. Seale	Director	48,623[14]	0.8%
Thomas E. Swanson	Director	234,036[15]	3.8%
M. Faye Wilson	Director	11,110[16]	0.2%
Gary M. Youmans	Executive Vice President/ Director	112,365[17]	1.8%
All directors and executive officers of the Company as a group (14 persons)		1,084,847[18]	17.3%

(1)	The address for all persons listed is c/o Community Bancorp Inc., 900 Canterbury Place, Suite 300, Escondido, California, 92025.

(2)	Unless otherwise indicated in these notes and subject to applicable community property laws and shared voting and investment power with a spouse, each director and executive officer listed above possesses sole voting power and sole investment power for the shares of the Company’s Common Stock listed.

(3)	Includes shares of Common Stock subject to stock options exercisable within 60 days.

(4)	Includes 44,156 shares held in a retirement trust for his benefit, 24,032 shares held in a trust for the benefit of him and his spouse and 15,810 shares of Common Stock subject to stock options exercisable within 60 days.

(5)	Includes 89,308 shares of Common Stock held in an IRA for his benefit, 5,892 shares in a trust for the benefit of him and his spouse, 407 shares held in an IRA for the benefit of his wife, and 16,310 shares subject to stock options exercisable within 60 days.

(6)	Includes 7,869 shares held in an IRA for his benefit and 21,506 shares in a trust for the benefit of him and his spouse.

(7)	Includes 80,656 shares held indirectly through three retirement pension plans for his benefit, 80,604 shares held in trust for the benefit of him and his spouse, 22 shares in trust for his son and 14,101 shares of Common Stock subject to stock options exercisable within 60 days.

(8)	Includes 7,409 shares held indirectly in a retirement trust for his benefit and 16,507 shares of Common Stock subject to stock options exercisable within 60 days.

(9)	Includes 46,582 shares held in a trust for the benefit of him and his spouse and 22,143 shares held indirectly in two retirement trusts for his benefit.

(10)	Includes 1,000 shares of Common Stock subject to stock options exercisable within 60 days.

(11)	Includes 50,541 shares held indirectly in a trust for the benefit of him and his spouse and 13,424 shares of Common Stock subject to stock options exercisable within 60 days.

(12)	Includes 32,100 shares held indirectly in a trust for the benefit of him and his spouse, 51,216 shares in retirement plans for his benefit and 3,144 shares of Common Stock subject to stock options exercisable within 60 days.

(13)	Includes 12,970 shares held in a family trust, 15,909 shares in retirement plans for his benefit and 3,205 shares in a retirement plan for the benefit of his spouse.

(14)	Includes 45,548 shares held in a family trust and 1,800 shares held indirectly through retirement trusts for his benefit.

(15)	Includes 107,483 shares held in a family trust for the benefit of him and his spouse, 28,817 shares held in retirement plans for his benefit and 97,736 shares of Common Stock subject to stock options exercisable within 60 days.

(16)	Includes 2,381 shares held indirectly in a family trust for her benefit and 7,349 shares of Common Stock subject to stock options exercisable within 60 days.

(17)	Includes 21,819 shares held in retirement plans for his benefit, 606 shares in a retirement plan for the benefit of his spouse and 42,116 shares of Common Stock subject to stock options exercisable within 60 days.

(18)	Includes 227,497 shares of Common Stock subject to stock options exercisable within 60 days.

CORPORATE GOVERNANCE

Consistent with our perception of good business principles, we historically have had a strong commitment to good corporate governance and to the highest standards of ethical conduct. Additionally, as part of a highly regulated industry, the corporate governance principles and procedures of the Sarbanes-Oxley Act of 2002 (“SOA”), the Securities and Exchange Commission (the “SEC”) and Nasdaq (our Common Stock is listed on the Nasdaq national market) are relatively familiar. For instance, we believe that at least a majority of our directors have been “independent” at Community National Bank since at least 1990 and that it has been the case at Community Bancorp since it was formed in 1999. We have for some time delegated policy making and oversight functions to committees which also consist of independent directors. We have also adopted a formal corporate code of conduct. During the last several years, we have been formalizing, refining, and fine-tuning our procedures to comply with those requirements. We believe that we have taken all required actions to comply with all applicable provisions of the SOA, implementing regulations of the SEC and the Nasdaq rules.

Corporate Governance Guidelines

We have formalized our corporate governance practices into a set of Corporate Governance Guidelines, which include guidelines for determining director independence and reporting concerns to non-employee directors. All of our corporate governance materials, including the Corporate Governance Guidelines and committee charters, are published on the Corporate Governance section of our website at www.mycnbonline.com. The Board regularly reviews corporate governance developments and modifies these Guidelines and charters as warranted.

Board of Directors

Community Bancorp is governed by a Board of Directors (the “Board”) and various committees of the Board that meet throughout the year. Directors discharge their responsibilities throughout the year at Board and committee meetings and also through telephone contact and other communications with the Chairman and the Chief Executive Officer and other officers regarding matters of concern and interest to Community Bancorp as well as by reviewing materials provided to them. During 2005, there were thirteen (13) meetings of the Board.

Director Independence

It is the Board’s policy that at least a majority of the Board consists of independent directors. For a director to be considered independent, the Board must determine that the director does not have any material relationship with the Company and is otherwise an “independent director” within the meaning of the Nasdaq rules. The Board has determined that the following eight (8) directors (constituting 67% of the entire Board) satisfy Nasdaq’s requirements: Baker, Deems, Dunn, Kirkpatrick, Oberhansley, Page, Seale and Wilson.

The Nasdaq rules require all members of the audit, the compensation, and the corporate governance/nominating committees to be independent directors. Members of the audit committee must also satisfy an additional SEC requirement, which provides that they may not accept directly or indirectly, any consulting, advisory, or other compensatory fee from us or any of our subsidiaries other than their director’s compensation. The Board has determined that all members of the audit, compensation, and nominating/corporate governance committees satisfy the relevant independence requirements.

Director Education Program

Our Board has adopted a formal Director Education Program. Board members have the opportunity to attend seminars (including online courses and tapes) sponsored by organizations within the banking industry, as well as other organizations that meet pre-established criteria.

Meetings and Attendance

Directors are expected to attend all Board meetings and meetings of committees on which they serve and each annual stockholders’ meeting. In 2005, all of the then members of the Board attended our annual stockholders meeting. Each of the directors who served as a director during all of 2005 attended at least 75% of the meetings of the Board and committees on which they served in 2005.

Communication with the Board of Directors

The ability of shareholders to communicate directly with the Board is an important feature of corporate governance and assists in the transparency of the Board’s operations. In furtherance of this interest, the Board has adopted a process by which a shareholder may communicate directly in writing to the Board. A shareholder wishing to provide a written communication to the Board should address his or her letter to the Chairman of the Board, Community Bancorp Inc., 900 Canterbury Place, Suite 300, Escondido, California 92025. Because communications to the Board can relate to products and services, be solicitations or otherwise relate to improper or irrelevant topics, the Board has adopted a process for “filtering” communications. This process has been approved by not less than a majority of the independent directors on the Board.

Director Nomination Process

The Corporate Governance/Nominating Committee is responsible for recommending for the Board’s selection the slate of director nominees for election to our Board and for filling vacancies occurring between annual meetings of stockholders.

The Corporate Governance/Nominating Committee will consider recommendations for nominees to the Board from shareholders of the Company. Any such recommendation should be made in writing and be addressed to: Chairman of the Corporate Governance/Nominating Committee, Community Bancorp Inc., 900 Canterbury Place, Suite 300, Escondido, California 92025. Any such recommendation should identify the proposed nominee and should provide such additional information as the proposing person believes would be helpful to the Committee in its evaluation. Any such recommendation shall be evaluated in accordance with the criteria set forth in the Corporate Governance Guidelines and will take into account other potential candidates identified by or to the Committee. Any such recommendation shall not constitute an advanced notice of intention by a shareholder to make a nomination at the annual meeting of shareholders as required by section 2.7(A) of the bylaws and section 7(c) of the Certificate of Incorporation unless such recommendation contains the information required by the provisions of such section.

Code of Conduct

We expect all of our directors, officers and employees to adhere to the highest standards of ethics and business conduct with each other, customers, stockholders and communities we serve and to comply with all applicable laws, rules and regulations that govern our business. These principles have long been embodied in our various policies relating to director, officer and employee conduct including such subjects as employment policies, conflicts of interest, professional conduct, and protection of confidential information. The Board adopted a comprehensive code of conduct in 2004 reflecting these policies. Our code of conduct was filed as an exhibit to our Form 10-K for the year ended December 31, 2003. Any change to or waiver of the code of conduct (other than technical, administrative, and other non-substantive changes) will be reported on a Form 8-K filed with the Securities and Exchange Commission. While the Board or the Corporate Governance/Nominating Committee may consider a waiver for an executive officer or director, we do not expect to grant such waivers. Copies of our Form 10-K for the year ended December 31, 2003, (containing the code of conduct) and any Form 8-Ks that we file are posted on our website at www.mycnbonline.com.

Committees of the Board

Among other committees, we have audit, corporate governance/nominating and compensation committees. The following section describes for each of these three committees, its current membership, the number of meetings held during 2005 and its function.

Audit.    Directors Seale (Chairman), Baker, Deems, Kirkpatrick and Wilson.

This Committee met eight (8) times in 2005. Each member is an “independent director,” as defined by the Nasdaq rules and satisfies the additional SEC requirements for independence of audit committee members. In addition, our Board has determined that Corey A. Seale is an “audit committee financial expert,” as defined by the SEC rules. Other members of the committee may also qualify as an “audit committee financial expert.”

Pursuant to its Charter, the Audit Committee is a standing committee appointed annually by the Board. The Committee assists the Board of Directors in fulfilling its responsibility to the stockholders and depositors relating to the quality and integrity of our accounting systems, internal controls, financial-reporting processes, the identification and assessment of business risks and the adequacy of the overall control environment within Community Bancorp. The committee’s authorities and responsibilities are set forth in the Audit Committee Charter. A copy of the Audit Committee’s Report for the year-ended December 31, 2005 is attached as Appendix “A” to this proxy statement.

Corporate Governance/Nominating Committee.    Directors Deems (Chairman), Baker, Kirkpatrick, Seale and Wilson.

Each member of the committee is an “independent director,” as defined by the Nasdaq rules. The committee was formed in 2004. This committee met three (3) times in 2005. The committee, among other things:

•	Identifies individuals believed to be qualified to become Board members, consistent with criteria approved by the Board, and recommends to the Board the nominees to stand for election as directors at the annual meeting of stockholders;

•	Develops and recommends to the Board standards to be applied in making determinations as to the absence of material relationships between Community Bancorp and directors;

•	Identifies Board members qualified to fill vacancies on any committee of the Board and recommends that the Board appoint the identified member or members to the respective committee;

•	Conducts an annual evaluation of the performance of the Board and reports conclusions to the Board;

•	Reviews the corporate governance principles adopted by the Board at least once a year to determine that they are up-to-date and reflect the best corporate governance practices available; and

•	Reviews and recommends any needed changes, and addresses questions which may arise with respect to the code of conduct.

Compensation.    Directors Baker (Chairman), Deems, Dunn, Oberhansley and Page.

Each member of the committee is an “independent director,” as defined by the Nasdaq rules. This committee met three (3) times in 2005. The committee, among other things:

•	Establishes proper compensation goals for the chief executive officer and other executive officers and recommends to the Board for action at an executive session the compensation of these officers based on their performance in light of these goals;

•	Reviews and recommends to the Board for action at an executive session the compensation of non-management directors;

•	Makes recommendations to the Board with respect to incentive compensation;

•	Administers the 2005 Equity Based Compensation Plan; and

•	Evaluates management succession plans.

A copy of the Compensation Committee’s Report for the year ended December 31, 2005 is attached as Appendix “B” to this proxy statement.

Compensation Committee Interlocks and Insider Participation.    No member of the Compensation Committee was a current or former officer or employee of Community Bancorp or its subsidiaries during the year.

PROPOSAL NO. 1

ELECTION OF DIRECTORS OF THE COMPANY

Our Bylaws and implementing resolutions provide for us to have a total of twelve (12) directors. We have a “Classified” Board of Directors. A “Classified” Board means that the directors are divided into three classes with staggered terms and one-third of the Directors are elected at each annual meeting. As a result, the term of office of the current Class 2 Directors will expire at the 2006 Meeting or upon the election and qualification of their successors. The Board of Directors has nominated each of the current Class 2 Directors to be elected at the Meeting as Class 2 Directors for a three year term expiring at our annual meeting in 2009 or until their successors have been elected and qualified. At subsequent annual meetings of Community Bancorp’s stockholders, a number of directors will be elected equal to the number of directors with terms expiring at the next annual meeting. The Directors so elected at these subsequent annual meetings will each be elected for a three-year term.

Set forth below is the list of Class 2 Directors to be considered for reelection at the Meeting. In the event that any of the nominees should be unable to serve as director, it is intended that proxies will be voted for the election of such substitute nominee, if any, as shall be designated by the Board of Directors. Management has no reason to believe that any nominee will become unavailable.

Name	Age	Position/Background
Mark N. Baker	59	Vice Chairman of the Board. Director of the Company since 2000. Executive Vice President of San Diego Wood Preserving Company since 1975. Manager of Baker Enterprises, LLC since 1972.
Robert H.S. Kirkpatrick	56	Director of the Company and Director of the Bank since 1997. President and Chief Operating Officer, CataList Homes Inc. (2000 – Present).
Thomas A. Page(1)	73	Director of the Company and of the Bank since 2004. Former Director of Cuyamaca Bank, N.A. Retired President and CEO of San Diego Gas & Electric.
Gary M. Youmans	54	Director of the Company and the Bank since 1997. Director and Executive Vice President and Director of the Bank since 1997.

(1)	The Board has waived the retirement age limitation as it pertains to Mr. Page in order to allow him to stand for election this year and to serve on the Board until the 2009 Annual Meeting of Shareholders.

CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

Name and Relationship With Company/Bank	Principal Occupation For Past Five Years	Age	Year First Elected or Appointed	Class
Gary W. Deems Chairman of the Board	Director of the Company and Bank. Former Director, EVP, CAO of FP Bancorp. Retired.	59	2000	1

Alan L. Douglas Director	Director of the Company and the Bank. Former President and CEO of Rancho Bernardo Community Bank, 1996 to 2005.	61	2005	3

G. Bruce Dunn Director	Director of the Company and Bank. President/ Owner of Mission Pools Since 1975.	58	2001	3

Donald W. Murray EVP and CCO	Executive Vice President and Chief Credit Officer of Bank since 2001; Chief Credit Officer since 1996.	48	—	—

Philip D. Oberhansley Director	Director of the Company and the Bank. Partner, Parks & Oberhansley (law firm).	47	1997	1

Michael J. Perdue President, CEO and Director	President and CEO of the Company and the Bank since December 17, 2003. Chief Operating Officer from July 7, 2003 until December 17, 2003. Prior thereto, he was Executive Vice President of Entrepreneurial Corporate Group and President of its subsidiary, Entrepreneurial Capital Corporation.	51	2003	3

Richard M. Sanborn EVP and CAO	Executive Vice President and Chief Administrative Officer of the Bank since 2004. Prior thereto, he was Branch Administrator and a Director of 1st Centennial Bank.	43	—	—

Corey A. Seale Director	Director of the Company and Bank since 1996. Administrator, Moreno Valley Community Hospital and Menifee Valley Medical Center since 2003. Prior thereto, he was the CEO of Fallbrook Hospital.	48	1996	3

Thomas E. Swanson Director	Director of the Company and Bank since 1996. Consultant to the Company and Bank since 2003. Former President and CEO of the Company and Bank from 1996 to 2003	61	1996	1

M. Faye Wilson Director	Director of the Company and Bank since 2004. Former Director of Cuyamaca Bank, N.A. Principal, Wilson, Boyles & Co., (management consulting firm). Former Senior Vice President, Home Depot, 1998-2002.	68	2004	1

Mr. Perdue is a director of Goodrich Petroleum Corporation. Ms. Wilson is a director of Biomed Realty Trust, Inc. Mr. Page is a director of SYS Technologies and Multicell Technology. None of the Company’s other directors is a director of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Compensation of Directors

Directors of the Company receive no compensation from the Company. Directors of the Bank, excluding the Chairman of the Board, receive an annual $12,000 retainer fee and receive fees of $500 for each Board of Directors meeting they attend, up to a maximum of fifteen (15) meetings during any one calendar year; with one excused but paid for absence and one excused but paid for meeting in the case of illness. The Chairman of the Board receives an annual $18,000 retainer fee and receives $750 for each Board of Directors meeting he attends, up to a maximum of fifteen (15) meetings during any one calendar year; with one excused but paid for absence and one excused but paid for meeting in the case of illness. Committee members additionally receive $300 per meeting attended except for Loan Committee and Audit Committee members who receive $400 per meeting and Disclosure Committee members who receive $250 per meeting. The Chairman of each Committee receives $450 per meeting except for Loan Committee and Audit Committee who receive $600 per meeting and Disclosure Committee who receives $375 per meeting. Neither Mr. Perdue nor Mr. Youmans, employees of the Bank, or Mr. Swanson, consultant to the Bank in 2005, receives any fees for attending Board of Director or Committee meetings. The total amount of fees paid to directors for attendance at Board and Committee meetings during 2005 was $249,620 of which $51,800 was deferred.

On September 24, 1996, the Board of Directors adopted the Directors Indexed Fee Continuation Program and Deferred Compensation Plan which replaced all prior directors’ benefit plans. As of December 31, 2005, four former directors had completed the process in order to participate in the Plan. Director Dunn was approved for the Deferred Compensation Plan in 2002, and Director Seale was approved for the Deferred Compensation Plan in 2003. This plan provides for directors to receive a benefit upon retirement which is determined based on two components:

Deferred Compensation Plan: Directors may elect to defer up to $100,000 of cumulative directors fees. Such deferred fees are credited with a rate of interest equal to the average yield earned on the Bank’s interest earning assets, minus 2%. Upon retirement, these fees are paid out as either a lump sum, or over a specified number of years and the deferred fees accrue at a fixed rate of 8%. Directors Dunn and Seale, along with two former directors, participate in this plan. This plan was replaced by the new Executive Non-Qualified Excess Plan which is available for directors and highly compensated officers of the Company. Directors Dunn and Seale now participate in this new plan.

Indexed Retirement Benefit: Directors are also entitled to receive a benefit equal to the after tax earnings of specific life insurance policies owned by the Bank, less a cost of funds expense equal to the after tax cost of the Bank’s One Year Investment Instrument. The differential between these two instruments is held as an accrued liability balance and is payable to the director upon retirement provided the director retires with ten years of service. The Plan provides for a minimum retirement benefit of $8,000 per year, for three years. Thereafter, the benefit may fluctuate based on the relationship between the policy earnings and the cost of funds index. The benefit is payable for life. The Plan also provides participants with a death benefit which decreases each year. In April 1998, the Bank amended the plan for two former directors to provide for a lifetime annual benefit of $8,000 per year.

The accrued liability for each of these directors for all plans, which includes fee deferrals for prior years, as of December 31, 2005 was: Dunn-$92,261, Seale-$75,529 and the other three former directors-$218,964. The cost incurred for 2005 excluding the deferred income was $18,543, which was offset by $54,992 in income earned on the insurance policies.

Director Stock Option Awards

On January 28, 2005, Directors Baker, Deems, Dunn, Kirkpatrick, Wilson, Page, Oberhansley and Seale each received a nonqualified stock option grant under the Company’s 2003 Stock Option Plan to purchase 500 shares of Common stock (750 for Chairman Deems), subject to meeting the requirements of the Director Education Program, plus an additional stock option grant under the Company’s 2003 Stock Option Plan to purchase 500 shares of Common stock (750 for Chairman Deems) as part of the regular annual grant to directors. The options were granted at an exercise price of $29.75 per share and are exercisable for ten years.

Director Restricted Stock Awards

On July 27, 2005, Directors Baker, Deems, Dunn, Kirkpatrick, Oberhansley, Page, Seale, Swanson and Wilson each received a restricted stock award for 180 shares (270 for Chairman Deems), granted under the 2005 Equity Based Compensation Plan. The market price of shares on the grant date was $32.25. The restricted shares vested on February 15, 2006.

Executive Compensation

The Company paid no compensation to its officers in 2005. Set forth below is the summary compensation accrued during 2005 to the five highest paid executive officers of the Bank who received total annual salary and bonus of more than $100,000 during 2005.

Summary Compensation Table

		Annual Compensation			Long Term Compensation
					Awards			Payouts
(a)	(b)	(c)	(d)	(e)	(f)		(g)	(h)	(i)
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Other Annual Compensation ($)(3)	Restricted Stock Award(s)(#)	Restricted Stock Award(s)($)	Securities Underlying Options/ SARs*(#)(4)	LTIP** Payouts ($)	All Other Compensation ($)(5)
Michael J. Perdue (6) President and Chief Executive Officer	2005 2004 2003	272,000 223,500 93,140	169,654 157,446 66,054	— — —	2,100 — —	67,725 — —	— 18,000 29,000	— — —	6,300 6,150 —

Donald W. Murray Executive Vice President Chief Credit Officer	2005 2004 2003	179,000 146,000 138,612	110,644 113,361 99,327	1,093,758 — —	1,350 — —	43,538 — —	— — 10,000	— — —	6,300 4,380 4,158

Richard M. Sanborn (7) Executive Vice President Chief Administrative Officer	2005 2004 2003	174,000 77,144 —	110,644 53,575 —	17,835 — —	1,350 — —	43,538 — —	— 15,000 —	— — —	6,300 — —

Gary M. Youmans Executive Vice President	2005 2004 2003	140,250 134,000 129,108	124,291 127,769 85,556	374,796 329,516 —	1,200 — —	38,700 — —	— — 4,000	— — —	6,300 4,020 3,873

L. Bruce Mills, Jr. (8) Sr. Vice President Chief Financial Officer/Corp Sec	2005 2004 2003	159,000 141,000 135,432	95,891 94,468 90,927	— — —	1,200 — —	38,700 — —	— — 8,000	— — —	6,300 6,150 6,000

(f)	Grants were on 7/27/2005 at a market value of $32.25. Vesting occurred on 2/15/06. Value noted is at time of grant, not vesting.

(1)	Amounts shown include cash and non-cash compensation earned and received, including monthly auto allowances.

(2)	Amounts shown as bonus payments were earned in the year indicated but not paid until the first quarter of the next fiscal year.

(3)	No executive officer received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of each such officer’s total annual salary and bonus. Amounts shown reflect the difference between the exercise price and the market value of options exercised during the year indicated.

(4)	The Company (and prior to its existence—the Bank) has granted stock options to directors and to key, full-time salaried officers and employees of the Bank pursuant to three stock option plans (the “Plans”, which include the “1985 Plan”, the “1993 Plan” and the “2003 Plan”, respectively). The 1985 and 1993 Plans have expired, though options granted under the 1993 Plan remain outstanding until their exercise or expiration. Options granted under the Plans were either incentive options or non-qualified options. Options shown in the table have been adjusted for the Company’s 5% stock dividends on November 29, 2002 and November 30, 2001. On May 25, 2005 the shareholders of the Company approved the 2005 Equity Based Compensation Plan (the “2005 Plan”), authorizing a maximum of 316,554 shares. At the time of adoption all remaining shares in the 2003 Stock Option Plan were rolled over into the 2005 Equity Based Compensation Plan and comprised the available shares under the 2005 Plan. The Company intends to use the 2005 Plan primarily to motivate senior management and senior producers that effectively influence shareholders’ value. The 2005 Plan authorizes the granting of incentive stock options (“ISOs”), nonqualified stock options (“Nonqualified Stock Options”), stock appreciation rights (“SARs”), restricted stock awards (“Restricted Stock”), and performance share cash only awards. The ISOs or Nonqualified Stock Options or restricted stock granted to date become exercisable in accordance with a vesting schedule established at the time of grant. The Compensation Committee will determine the vesting and, where applicable, the expiration date of Awards, but Awards that provide for the right to acquire stock may not remain outstanding for more than ten (10) years after the grant date, and any ISO Award granted to any eligible employee owning more than 10% of the Company’s stock must be granted at 110% of the Fair Market Value of the stock. Unless the Compensation Committee determines otherwise, Awards do not vest or become exercisable until six (6) months after the date of grant. Pursuant to the 2005 Plan, outstanding options and restricted stock awards were granted to directors and to key, full-time salaried officers and employees of the Company and the Bank. As of March 29, 2006, there are 255,025 shares available for grant.

(5)	Amounts shown reflect the amount of matching contributions made by the Bank pursuant to its 401(k) Plan.

(6)	Mr. Perdue started on July 7, 2003.

(7)	Mr. Sanborn started on June 7, 2004.

(8)	Mr. Mills resigned effective March 31, 2006. Please refer to the Company’s 8-K filed with the SEC on March 17, 2006 for further information regarding his departure from the Company.

Option Grants in 2005

There were no stock options granted to any officer in 2005.

Option/SAR Exercises and Year-End Value Table

The following table sets forth certain information as of December 31, 2005 concerning unexercised options under the Plans for the officers set forth in the compensation table:

Aggregated Option/SAR Exercises in Last Fiscal Year, and Fiscal year End Option/SAR Value

(a)	(b)	(c)	(d)			(e)
Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options/SARs at FY-End (#)			Value of Unexercised In-the-Money Options/SARs at FY-End ($)(1)
			Exercisable	/	Unexercisable	Exercisable	/	Unexercisable
Perdue	—	$—	23,144	/	23,856	$443,145	/	$280,685
Murray	42,528	$1,093,758	2,000	/	6,000	$31,400	/	$94,200
Sanborn	3,000	$17,835	—	/	12,000	$—	/	$123,120
Youmans	15,103	$374,796	42,116	/	2,400	$1,169,829	/	$37,680
Mills	—	$—	24,645	/	4,800	$693,091	/	$75,360

(1)	The aggregate value has been determined based upon the closing prices for the Company’s Common Stock at date exercised or December 31, 2005, as applicable, minus the respective exercise price.

Employment Contracts and Termination of Employment and Change in Control Arrangements

On June 16, 2004, the Company and/or the Bank entered into amended employment agreements with the following executive officers: Michael J. Perdue, Donald W. Murray and Gary M. Youmans. An agreement with L. Bruce Mills, Jr. was also executed at that time, but terminated upon his resignation effective March 31, 2006. On June 7, 2004, the Company and/or the Bank entered into an employment agreement with Richard M. Sanborn. In general, these agreements provide for three year terms subject to an annual extension, such that the terms of these agreements remain at three years. Base salaries, including auto allowance, for Messrs. Perdue, Murray, Sanborn and Youmans for 2006 have been established as $322,000, $199,000, $199,000 and $159,000, respectively. The agreements also provide for discretionary bonuses and mandatory bonus equal to a specified portion of the Bank’s Senior Management Plan. If the executive officer is terminated prior to a “Change in Control” but without cause, such executive officer will be entitled to a lump sum payment equal to nine months of compensation (12 months in the case of Mr. Perdue) at the base salary rate then in effect. After a “Change in Control”, a termination without cause or a “resignation with good reason” within 24 months of such “Change in Control” of the executive officer will result in such executive officer being entitled to a lump sum payment equal to 18 months of compensation (24 months in the case of Mr. Perdue) at the base salary rate then in effect and an amount equal to all bonuses paid to the executive in the year prior to the Change in Control.

Deferred Compensation Plan

As of November 20, 2004, the Company adopted the Executive Nonqualified Excess Plan. Participation began January 1, 2005. This Plan is intended to be an unfunded plan that provides a means by which certain management employees and independent contractors of the Company may elect to defer receipt of current compensation from the Company in order to provide retirement and other benefits on behalf of those certain management employees and independent contractors. The Plan is intended to be a nonqualified deferred compensation plan that complies with the provisions of Section 409A of the Internal Revenue Code. As of March 29, 2006 9 employees and 2 directors have elected to participate in the Plan. A total of $1.0 million had been deferred as of that date.

STOCK PERFORMANCE GRAPH

The following graph presents the cumulative, total return for the Company’s Common Stock compared with the Nasdaq US Index, a broad market index of the stocks traded on the Nasdaq Stock Exchange, and the Nasdaq Bank Index. The graph assumes the value of an investment in the Company’s Common Stock, the Nasdaq US Index and the Nasdaq Bank Index each was $100 on December 31, 2000, and that all dividends were reinvested. The chart represents the average closing price for the month of December in each of the years presented. It should be noted that historical performance information is no guarantee of future performance.

Compliance with Section 16 of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and ten percent or more stockholders of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of the Company’s equity securities. Officers, directors and ten percent or more stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2005, all Section 16(a) filing requirements applicable to its executive officers, directors and beneficial owners of ten percent or more of the Company’s equity securities appear to have been met except as follows: Director Dunn had one delinquent filing relating to a single transaction. Director Dunn had 1 delinquent filing relating to the purchase of stock. Director Deems had 1 delinquent filing relating to the grant of stock options. These reports were subsequently filed.

Transactions with Management and Others

There have been no transactions, or series of similar transactions, during 2005, or any currently proposed transaction, or series of similar transactions, to which the Company or the Bank was or is to be a party, in which the amount involved exceeded or will exceed $60,000 and in which any director (or nominee for director) of the Company, executive officer of the Company, any stockholder owning of record or beneficially 5% or more of the Company’s Common Stock, or any member of the immediate family of any of the foregoing persons, had, or will have, a direct or indirect material interest.

Indebtedness of Management

The Bank has had, and expects in the future to have banking transactions in the ordinary course of its business with many of the Bank’s directors and officers and their associates, including transactions with corporations of which such persons are directors, officers or controlling stockholders, on substantially the same terms (including interest rates and collateral) as those prevailing for comparable transactions with others. Management believes that in 2005 such transactions comprising loans did not involve more than the normal risk of collectibility or present other unfavorable features. Loans to executive officers of the Bank are subject to limitations as to amount and purposes prescribed in part by the Federal Reserve Act, as amended, and other federal laws and regulations.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The Company’s Audit Committee has selected Deloitte & Touche LLP as its independent public accountants for the fiscal year ending December 31, 2006. Deloitte & Touche LLP audited the Company’s financial statements for the years ended December 31, 2005 and 2004, and has been the Company’s accountants since 1999. It is anticipated that a representative of Deloitte & Touche LLP will be present at the Company’s Meeting and will be available to respond to appropriate questions from stockholders. All professional services rendered by Deloitte & Touche LLP during 2005 were furnished at customary rates and terms.

Fees Paid to Independent Auditors

For 2005, the Audit Committee considered and deemed the services provided by Deloitte & Touche LLP, the Company’s independent auditor, compatible with maintaining the principle accountant’s independence. During the fiscal years ended December 31, 2005 and 2004, fees paid to Deloitte & Touche LLP and its subsidiaries, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”) consisted of the following:

	2005	2004
For the year ended December 31,
Audit fees	$428,434	$545,189
Audit related (consulting) fees	32,223	33,035

Subtotal audit and related fees	460,657	578,224
Tax fees	17,057	27,267
All other fees	2,500	3,290

Total fees	$480,214	$608,781

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees Community Bancorp paid Deloitte for professional services for the audit of Community Bancorp’s consolidated financial statements included in the Form 10-K and review of financial statements included in Form 10-Qs, and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of Community Bancorp’s financial statements; “tax fees” are fees for tax compliance, tax advice and tax planning; and “all other fees” are fees for any services not included in the first three categories.

For the fiscal year 2005 the Audit Committee considered and deemed the services provided by Deloitte compatible with maintaining the principle accountant’s independence. The Charter for the Audit Committee of the Board contains policies and procedures for pre-approval of audit and non-audit services from our independent public accountant.

Deloitte will be represented at the Meeting and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2006 ANNUAL MEETING

Proxy Statement Proposals.    Under the rules of the SEC, proposals that stockholders seek to have included in the proxy statement for the next annual meeting of stockholders must be received by the Secretary of the Company no later than December 21, 2006.

Other Proposals and Nominations.    The Company’s Bylaws govern the submission of nominations for director or other business proposals that a stockholder wishes to have considered at a meeting of stockholders, but which are not included in the Company’s proxy statement for that meeting. Nominations for director must be made in accordance with Section 2.7(A) of the Company’s Bylaws and Section 7(c) of the Company’s Certificate of Incorporation. Section 7(c) of the Company’s Certificate of Incorporation is set forth in the notice of the meeting attached to this proxy statement.

ANNUAL REPORT TO STOCKHOLDERS

The Company’s Annual Report to stockholders (including its Form 10-K for the year ended December 31, 2005) containing audited financial statements is included in this mailing to stockholders.

ADDITIONAL INFORMATION

Under the Securities Exchange Act of 1934 Sections 13 and 15(d), periodic and current reports must be filed with the SEC. The Company electronically files the following reports with the SEC: Form 10-K (Annual Report), Form 10-Q (Quarterly Report), Form 11-K (Annual Report for Employees’ Stock Purchase and Savings Plans), Form 8-K (Report of Unscheduled Material Events), and Form DEF 14A (Proxy Statement). It may file additional forms. The SEC maintains an Internet site, www.sec.gov, in which all forms filed electronically may be accessed. Additionally, all forms filed with the SEC and additional stockholder information is available free of charge on our website: www.mycnbonline.com. The Company posts these reports to its website as soon as reasonably practicable after filing them with the SEC. None of the information on or hyperlinked from the Company’s website is incorporated into this proxy statement.

OTHER MATTERS

The Board of Directors knows of no other matters which will be brought before the Meeting, but if such matters are properly presented to the Meeting, proxies solicited hereby will be voted in accordance with the judgment of the persons holding such proxies. All shares represented by duly executed proxies will be voted at the Meeting in accordance with the terms of such proxies.

COMMUNITY BANCORP INC.
Richard M. Sanborn Secretary

Escondido, California

April 19, 2006

APPENDIX “A”

REPORT OF THE AUDIT COMMITTEE

The Audit Committee (“Committee”) of the Board of Directors is composed of five independent directors. The members of the Committee are: Directors Seale (Chairman), Baker, Deems, Kirkpatrick and Wilson.

The Committee held eight (8) meetings during 2005.

The Committee oversees the financial reporting process for Community Bancorp Inc. (the “Company”) on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Committee reviewed the annual financial statements to be included in the Annual Report and Form 10-K.

In accordance with Statements on Accounting Standards (SAS) No. 61, Communications with Audit Committees, as amended by SAS No. 90, Audit Committee Communications, discussions were held with management and the independent auditors regarding the acceptability and the quality of the accounting principles used in the reports. These discussions included the clarity of the disclosures made therein, the underlying estimates and assumptions used in the financial reporting, and the reasonableness of the significant judgments and management decisions made in developing the financial statements. In addition, the Committee has discussed with the independent auditors their independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, Independent Discussion with Audit Committees.

The Committee has also met and discussed with management and its independent auditors, issues related to the overall scope and objectives of the audits conducted, the internal controls (including management’s assessment of the effectiveness of the Company’s internal controls over financial reporting and the independent auditors’ evaluation of the Company’s internal controls over financial reporting) used by the Company, and the selection of the Company’s independent auditors.

Pursuant to the reviews and discussions described above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

Signed and adopted by the Audit Committee this 22nd day of February, 2006.

/s/ COREY A. SEALE
Committee Chairman

/s/ MARK N. BAKER
Director/Committee Member

/s/ GARY W. DEEMS
Director/Committee Member

/s/ ROBERT H.S. KIRKPATRICK
Director/Committee Member

/s/ M. FAYE WILSON
Director/Committee Member

The material in this report is not “soliciting material,” is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this proxy statement and irrespective of any general incorporation language therein.

A-1

APPENDIX “B”

COMPENSATION COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

The goals of the Bank’s executive compensation program are to attract and retain higher caliber executives, provide compensation in a cost efficient manner, encourage executive ownership of Company Common Stock and motivate executives to maximize returns to stockholders, both annually and over the long-term.

Executive Compensation Philosophy

The Company and the Bank believe that a well-designed and administered executive compensation program is a key component in the attainment of their financial objectives. The goal of the executive compensation program is to link it directly to the achievement of short and longer-term corporate growth and profitability targets and the improvement of stockholder value. The Company and the Bank use a program of cash compensation, equity and benefits to attain this goal.

Compensation Committee

The Compensation Committee is responsible for administering the Bank’s executive compensation program, including the Senior Management Incentive Compensation Plan. The Committee is composed exclusively of independent, non-employee directors who are not eligible to participate in the Bank’s Senior Management Incentive Compensation Plan.

Pay for Results and Performance

Executive compensation levels are established via external surveys of the competitive compensation practices and performance of a peer group of similar, publicly-held, independent community banks in California. During 2005, the Bank implemented an online system that gives the Committee access to an extensive database of all public company filings in order to do an analysis of the compensation of this peer group.

Annual incentive compensation is based on the Bank’s attainment of operating results in areas of corporate profitability, credit quality, and regulatory compliance.

The Board of Directors approved a new Senior Management Incentive Compensation Plan in 2004 to provide annual cash incentive awards to senior executive officers based on meeting measurable criteria. In order to protect stockholder interests, the plan requires above average performance as demonstrated by meeting minimum return on assets and equity before any incentive award is paid. The Plan also identifies certain key operating ratios as benchmarks which also must be met.

The Board of Directors approved a new Equity Compensation Plan in 2005 to provide grants of stock options, stock appreciation rights, and restricted stock awards (collectively “Awards”) to officers and key employees of the Company. The Equity Compensation Plan rewards executive contribution over time and, via the vesting schedule, is designed to retain key executives in the Company’s and the Bank’s employment. By encouraging a longer-term ownership position in the Common Stock, the plan closely aligns executive return with that of the stockholder. The Company grants stock options from time to time to its employees based on performance.

B-1

The Company and the Bank also provide a competitive program of benefits for its executives which are tax-efficient and cost effective.

The Company and the Bank believe that base compensation is competitive within the industry peer group and that performance-based incentive compensation and stock option programs create a strong linkage between Company and Bank management and their stockholders.

Chief Executive Officer Compensation

Mr. Perdue received a base salary of $272,000 for 2005, including auto allowance, and received an award of $169,654 under the Senior Management Incentive Compensation Plan. The Committee used the same compensation policy described above to determine Mr. Perdue’s 2006 compensation. Mr. Perdue’s base salary for 2006 has been set at $322,000, including auto allowance, based upon the policy described above and the Company’s performance.

COMPENSATION COMMITTEE

March 28, 2006

/s/ MARK N. BAKER
Chairman

/s/ GARY W. DEEMS
Director

/s/ G. BRUCE DUNN
Director

/s/ PHILIP E. OBERHANSLEY
Director

/s/ THOMAS A. PAGE
Director

B-2

DETACH PROXY CARD HERE

REVOCABLE PROXY – COMMUNITY BANCORP INC.

ANNUAL MEETING OF STOCKHOLDERS – MAY 17, 2006

The undersigned stockholder(s) of Community Bancorp Inc. (the “Company”) hereby appoints, constitutes and nominates Michael J. Perdue, Gary W. Deems and G. Bruce Dunn, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the California Center for the Arts, 340 N. Escondido Boulevard, Salon 5, Escondido, California on Wednesday, May 17, 2006 at 10:00 a.m. local time, and any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

The Board of Directors recommends a vote FOR proposal 1. If any other business is properly presented at the Annual Meeting, this Proxy shall be voted in accordance with the judgment of the proxy holders. This Proxy also vests discretionary authority to cumulate votes. This Proxy is solicited on behalf of the Board of Directors and may be revoked prior to its use.

NOTE: Please sign your full name. Joint owners should each sign.

When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

(Continued, and to be marked, dated and signed, on the reverse.)

COMMUNITY BANCORP INC.

Vote by Internet or Telephone or Mail

24 Hours a Day – 7 Days a Week

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET

www.proxyvoting.com/cmbc

Use the Internet to vote your proxy. Have your proxy card in hand when you access the Web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

OR

TELEPHONE

1-888-426-7035

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

OR

MAIL

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone you do NOT need to mail back your proxy card.

DETACH PROXY CARD HERE

COMMUNITY BANCORP INC.

1. Election of Directors. To elect the following four (4) Class 2 directors to the Board of Directors of the Company for terms expiring at the 2009 Annual Meeting of Shareholders or until their successors are elected and have qualified:

01 Mark N. Baker

02 Robert H. S. Kirkpatrick

03 Thomas A. Page

04 Gary M. Youmans

` FOR all nominees listed above (except as marked to the contrary)

` WITHHOLD AUTHORITY to vote for all nominees listed above

A stockholder may withhold authority to vote for any nominee by lining through or otherwise striking out the name of such nominee.

2. Other Business. To transact such other business as may properly come before the Meeting and any adjournment or adjournments thereof.

Date: , 2006

Signature(s)

Number of Shares

I (We) will `

will not `

attend the Annual Meeting in person

Please Detach Here

You Must Detach This Portion of the Proxy Card

Before Returning it in the Enclosed Envelope.